Exhibit 21

TETRA Technologies, Inc.
List of Subsidiaries or Other Related Entities
December 31, 2010

Compressco, Inc.
Compressco Canada, Inc.
Compressco Testing, L.L.C.
Compressco Field Services, Inc.
Compressco Field Services International, LLC
Compressco de Argentina SRL (10)
Compressco Holdings, LLC
Compressco Netherlands Cooperatief U.A.(1)
Compressco International, LLC
Compressco Leasing, LLC
Compressco Mexico Investment I, LLC
Compressco Mexico Investment II, LLC
Compressco de Mexico S. de RL de C.V. (11)
Compressco Partners Manufacturing, LLC
Compressco Netherlands B.V.
Compressco Partners GP Inc.
Compressco Partners, L.P. (12)
Compressco Partners Sub, Inc.
Compressco Partners Operating, LLC

TETRA Applied Holding Company
TETRA Applied Technologies, LLC
EPIC Diving & Marine Services, LLC
Maritech Resources, Inc.
Maritech Holdings, Inc.
Maritech Louisiana, LLC
Maritech Partner, LLC
T-Production Testing, LLC
TETRA Production Testing Services, LLC

TETRA Financial Services, Inc.
Kemax B.V. (3)

TETRA-Hamilton Frac Water Services, LLC

TETRA International Incorporated
Ahmad Albinali & TETRA Arabia Company Ltd. (LLC) (2)
Production Enhancement México, S.A. de C.V. (4)
Providence Natural Gas, Inc.
TETRA Angola Investments, LLC
TETRA de Mexico, S.A. de C.V. (7)
TETRA Foreign Investments, LLC
TETRA International Holdings, B.V.
TETRA Completion Services Holding B.V.
TETRA Completion Services B.V.
T-International Holdings C.V. (5)
TETRA Netherlands, B.V.
TETRA Chemicals Europe AB
TETRA Chemicals Europe OY
EMC2 S.r.l.
TETRA Technologies de Mexico, S.A. de C.V. (8)
TETRA Technologies de Venezuela, S.A.
TETRA Technologies do Brasil, Limitada (9)
TETRA Technologies (U.K.) Limited
TETRA Technologies Nigeria Limited
TETRA International Employment Co. Ltd.
TETRA Medit Oil Services (Libya) (13)
TETRA Madeira Unipessoal Lda
TETRA Yemen for Oilfield Services Co., Ltd.(6)

TETRA Micronutrients, Inc.

TETRA Process Services, L.C.

TETRA Technologies Australia Pty Ltd

(1)	99% Compressco Field Services, Inc. and 1% Compressco Holdings, LLC
(2)	50% TETRA International Incorporated and 50% Unrelated Party
(3)	50.0025% TETRA Financial Services, Inc. and 49.9975% Unrelated Party
(4)	99.9% TETRA International Incorporated and 0.1% owned by TETRA Technologies, Inc.
(5)	96% TETRA International Holdings, B.V. and 4% TETRA International Incorporated
(6)	99% TETRA International Incorporated and 1% TETRA Foreign Investments, LLC
(7)	99.998% TETRA International Incorporated and .002% TETRA Technologies, Inc.
(8)	99.998% TETRA International Incorporated and .002% TETRA Technologies, Inc.
(9)	99.998% TETRA International Incorporated and .002% TETRA Technologies, Inc.
(10)	90% Compressco Field Services International, Inc. and 10% Compressco International, LLC
(11)	51% Compressco Mexico Investment I, LLC and 49% Compressco Mexico Investment II, LLC
(12)	99.9% Compressco Field Services, Inc. and 0.1% Compressco Partners GP Inc.
(13)	65% TETRA International Incorporated and 35% Mediterranean Oil Services